UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20459

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of Earliest Event Reported): December 30, 2009
Spatializer Audio Laboratories, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-26460	95-4484725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

410 Park Avenue--15th Floor   New York, New York 10022
(Address of principal corporate offices)                    (Zip Code)

Registrant’s telephone number, including area code: (212) 231-8359

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant

On December 30, 2009, Spatializer Audio Laboratories, Inc. (the “Company”) announced that the Board of Directors of the Company by mutual consent had terminated the appointment of Schumacher & Associates, Inc. as independent certifying accountants of the Company, and appointed the firm of Ramirez International Financial & Accounting Services, Inc. (“Ramirez International”) as the new independent certifying accountants of the Company.

The Company stated that during its two most recently completed fiscal quarters ended June 30 and September 30, 2009 and through the termination date of December 30, 2009, there were two disagreements between Schumacher & Associates, Inc. and the Company. The first disagreement involved whether the Company should be filing as a development stage company.  The second involved the valuations associated with the Company’s July 7, 2009 stock issuance which dispute culminated in the voiding of the transaction as discussed in the Company’s Form 8-K filed  November 23, 2009.

The Company provided Schumacher & Associates, Inc. with a copy of this disclosure and requested that Schumacher & Associates, Inc furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter is attached hereto as an exhibit to this Current Report on Form 8-K.

Item 9.01.Financial Statements and Exhibits.

16.1    Letter from Accountants

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Spatializer Audio Laboratories, Inc.

Dated: December 30, 2009	By:	/s/ Jay Gottlieb
Jay Gottlieb
Chairman of the Board, Secretary and Treasurer